Exhibit 21
SUBSIDIARIES OF THE REGISTRANT

NAME	JURISDICTION OF INCORPORATION/FORMATION
Advantage Logistics Southwest, Inc.	Arizona
Advantage Logistics USA East L.L.C.	Delaware
Advantage Logistics USA West L.L.C.	Delaware
Albert’s Organics, Inc.	California
American Commerce Centers, Inc.	Florida
Arden Hills 2003 LLC	Delaware
Associated Grocers Acquisition Company	Florida
Associated Grocers of Florida, Inc.	Florida
Blaine North 1996 L.L.C.	Delaware
Bloomington 1998 L.L.C.	Delaware
Blue Marble Brands, LLC	Delaware
Blue Nile Advertising, Inc.	Florida
Burnsville 1998 L.L.C.	Delaware
Butson Enterprises of Vermont, Inc.	Vermont
Butson's Enterprises of Massachusetts, Inc.	Massachusetts
Butson's Enterprises, Inc.	New Hampshire
Cambridge 2006 L.L.C.	Delaware
Centralia Holdings, LLC	Delaware
Champlin 2005 L.L.C.	Delaware
Coon Rapids 2002 L.L.C.	Delaware
Crown Grocers, Inc.	California
Cub Foods, Inc.	Delaware
Cub Stores, LLC	Delaware
Cub Stores Holdings, LLC	Delaware
DS & DJ Realty, LLC	Florida
Eagan 2008 L.L.C.	Delaware
Eagan 2014 L.L.C.	Delaware
Eastern Beverages, Inc.	Maryland
FF Acquisition, L.L.C.	Virginia
Foodarama LLC	Delaware
Forest Lake 2000 L.L.C.	Delaware
Fridley 1998 L.L.C.	Delaware
Fromages De France, Inc.	California
Gourmet Guru, Inc.	California
Grocers Capital Company	California
Hastings 2002 L.L.C.	Delaware
Hazelwood Distribution Company, Inc.	Delaware
Hazelwood Distribution Holdings, Inc.	Delaware
Hopkins Distribution Company, LLC	Delaware
Hornbacher’s, Inc.	Delaware
International Distributors Grand Bahama Limited	Bahama
Inver Grove Heights 2001 L.L.C.	Delaware
Iron Valley Logistic Services, LLC	Delaware
Lakeville 2014 L.L.C.	Delaware
Maplewood East 1996 L.L.C.	Delaware

NAME	JURISDICTION OF INCORPORATION/FORMATION
Market Improvement Company	Florida
Monticello 1998 L.L.C.	Delaware
NAFTA Industries Consolidated, Inc.	Texas
NAFTA Industries, LTD	Texas
Natural Retail Group, Inc.	Delaware
Nevada Bond Investment Corp. I	Nevada
Nor-Cal Produce, Inc.	California
Northfield 2002 L.L.C.	Delaware
Plymouth 1998 L.L.C.	Delaware
Savage 2002 L.L.C.	Delaware
SCTC, LLC	Florida
SFW Holding Corp.	Delaware
Shakopee 1997 L.L.C.	Delaware
Shop ‘N Save East, LLC	Delaware
Shop ‘N Save East Prop, LLC	Delaware
Shop ‘N Save Prop, LLC	Delaware
Shop 'N Save St. Louis, Inc.	Missouri
Shop 'N Save Warehouse Foods, Inc.	Missouri
Shoppers Food Warehouse Corp.	Ohio
Shorewood 2001 L.L.C.	Delaware
Silver Lake 1996 L.L.C.	Delaware
Southstar LLC	Delaware
SUPERVALU Gold, LLC	Delaware
SUPERVALU INC.	Delaware
SUPERVALU India, Inc.	Minnesota
SUPERVALU Licensing, LLC	Delaware
SUPERVALU Pharmacies, Inc.	Minnesota
SUPERVALU Receivables Funding Corporation	Delaware
SUPERVALU Services USA, Inc.	Minnesota
SUPERVALU Transportation, Inc.	Minnesota
SVU Legacy, LLC	Delaware
TC Michigan LLC	Michigan
Tony’s Fine Foods	California
Trent River Solar Mile Fund, LLC	Delaware
Trent River Solar Mile Lessee, LLC	Delaware
TTSJ Aviation, Inc.	Delaware
Tutto Pronte	California
Ultra Foods, Inc.	New Jersey
UNFI Canada, Inc.	Canada
UNFI Distribution Company, LLC	Delaware
UNFI Transport, LLC	Delaware
UNFI Grocers Distribution, Inc.	California
UNFI Wholesale, Inc.	Delaware
Unified International, Inc.	Delaware
United Natural Foods West, Inc.	California
United Natural Trading, LLC	Delaware
W. Newell & Co., LLC	Delaware

NAME	JURISDICTION OF INCORPORATION/FORMATION
Wetterau Insurance Co. Ltd.	Bermuda
Woodford Square Associates Limited Partnership	Virginia